UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2020

Rennova Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

931 Village Boulevard, Suite 905, West Palm Beach, Florida	33409
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry Into Material Definitive Agreement.

As of May 7, 2020, Rennova Health, Inc. (the “Company”) and its subsidiaries have received loan proceeds in the aggregate amount of approximately $2,368,000 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses. A portion of the loans and accrued interest are forgivable after 60 days as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the 60-day period. No collateral or guarantees were provided in connection with the PPP loans.

The unforgiven portion of the PPP loans is payable over two years at an interest rate of 1%, with a deferral of payments for the first six months. The Company intends to use the proceeds for purposes consistent with the PPP. While the Company currently believes that its use of the loan proceeds will meet the conditions for forgiveness of the loans, we cannot assure you that we will not take actions that could cause the Company to be ineligible for forgiveness of the loans, in whole or in part.

No assurance is provided that the Company will obtain forgiveness of the PPP loans in whole or in part.

The foregoing description of the PPP loans does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Promissory Note attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the PPP loans set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 7, 2020, Seamus Lagan, Chief Executive Officer, President and Interim Chief Financial Officer of the Company, and Alcimede LLC, of which Mr. Lagan is the sole manager, the holders of an aggregate of 53,368 shares of common stock and 250,000 shares of Series L Convertible Preferred Stock (the “Series L Preferred Stock”), which votes with the common stock and the Series F Convertible Preferred Stock (the “Series F Preferred Stock”), with each share of Series L Preferred Stock having 40,000 votes, representing 50.25% of the total voting power of the Company’s voting securities, approved by written consent in lieu of a special meeting of stockholders the following proposal, which had previously been approved and recommended to be approved by the stockholders by the Board of Directors of the Company.

Proposal 1: To approve an amendment to our Certificate of Incorporation, as amended, to effect a reverse stock split of all of the outstanding shares of our common stock, at a specific ratio from 1-for-100 to 1-for-10,000, and grant authorization to our Board of Directors to determine, in its discretion, the specific ratio and timing of the reverse split at any time on or before December 31, 2020, subject to the Board of Directors’ discretion to abandon such amendment.

The stockholder approval of the above proposal will not be effective until 20 days after an information statement that has been filed with the Securities and Exchange Commission is mailed to the holders of our common stock, Series F Preferred Stock and Series L Preferred Stock.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Promissory Note, with Evolve Bank & Trust

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2020	RENNOVA HEALTH, INC.

	By:	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

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